EX-99.B-77D(a)

SUB-ITEM 77D(a): The type of securities (e.g. bonds, preferred stocks, common stocks) in which it may invest, indicating the proportion of the assets which may be invested in each type of security.

IVY FUNDS

Supplement dated November 14, 2014 to the

Ivy Funds Prospectus

dated July 31, 2014

and as supplemented August 4, 2014

The following replaces the first paragraph of the “Ivy International Growth Fund — Principal Investment Strategies” section on page 110:

Ivy International Growth Fund seeks to achieve its objective by investing primarily in common stocks of U.S. and foreign companies that Ivy Investment Management Company (IICO), the Fund’s investment manager, believes are competitively well-positioned, gaining market share, have the potential for long-term growth and/or operate in regions or countries that IICO believes possess attractive growth characteristics. The Fund primarily invests in issuers of developed countries, including the U.S., although the Fund has the ability to invest in issuers domiciled in or doing business in any country or region around the globe, including emerging markets. While the Fund primarily invests in securities issued by large capitalization companies (typically, companies with market capitalizations of at least $10 billion at the time of acquisition), it may invest in securities issued by companies of any size. Under normal circumstances, the Fund invests at least 40% (or, if the portfolio manager deems it warranted by market conditions, at least 30%) of its total assets in foreign securities. The Fund may invest up to 100% of its total assets in foreign securities.

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The following is added to the end of the fourth full paragraph of the “Ivy Asset Strategy Fund — Principal Investment Strategies” section on page 121:

IICO also may utilize derivatives for income enhancement purposes.

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The following replaces the fourth sentence of the first paragraph of the “Ivy Energy Fund — Principal Investment Strategies” section on page 132:

The Fund invests in a blend of value and growth companies domiciled throughout the world, which may include companies that are offered in initial public offerings.

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The following replaces the first paragraph of the “Additional Information about Principal Investment Strategies, Other Investments and Risks — Ivy International Growth Fund” section on page 185:

Ivy International Growth Fund: The Fund seeks to achieve its objective to provide growth of capital by investing primarily in a diversified portfolio of common stocks of growth-oriented U.S. and foreign issuers. Growth securities are those whose earnings, IICO believes, are likely to have strong growth over several years. IICO seeks profitable companies with a competitive advantage in their industry as well as the ability to sustain their growth rates. It considers factors such as a company’s intellectual property, brand, scale, distribution, margins and return on capital and seeks to identify and capitalize upon key trends such as high-growth end markets, supply and demand imbalances, new product adoption and industry consolidation. Although the Fund primarily invests in securities issued by large capitalization companies, it may invest in securities issued by companies of any size and in any geographic area, including the U.S., and within various sectors, which may include companies that are offered in initial public offerings (IPOs). Under normal circumstances, the Fund invests at least 40% (or, if the portfolio manager deems it warranted by market conditions, at least 30%) of its total assets in foreign securities. Many companies have diverse operations, with products or services in foreign markets. Therefore, the Fund may have indirect exposure to various additional foreign markets through investments in these companies. There is no guarantee, however, that the Fund will achieve its objective.

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The following sentences are inserted as new sentences to the end of the first partial paragraph of the “Additional Information about Principal Investment Strategies, Other Investments and Risks — Ivy Asset Strategy Fund” section on page 188:

IICO may also utilize derivatives for income enhancement purposes. IICO may reduce the Fund’s net equity exposure by selling, among other instruments, combined futures and options positions.

IVY FUNDS

Supplement dated December 12, 2014 to the

Ivy Funds Prospectus

dated July 31, 2014

and as supplemented August 4, 2014 and November 14, 2014

Effective January 1, 2015, the following is added as the last sentence to the first paragraph of the “Ivy International Growth Fund – Principal Investment Strategies” section on page 110:

Under normal circumstances, the Fund will allocate its assets among at least three different countries (one of which may be the United States).

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Effective January 1, 2015, the following replaces the last sentence of the first paragraph of the “Ivy Managed International Opportunities Fund – Principal Investment Strategies” section on page 115:

Each underlying fund, in turn, invests in a diversified portfolio of foreign equity securities of issuers in developed as well as emerging markets, and, to a lesser extent, a mixture of securities and investment grade bonds issued by foreign corporations and governments, and U.S. equity securities with respect to Ivy Emerging Markets Equity Fund, Ivy Global Growth Fund and Ivy Global Income Allocation Fund.

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Effective January 1, 2015, the Underlying Fund table in the “Principal Investment Strategies” section on page 115 for Ivy Managed International Opportunities Fund is deleted and replaced with the following:

Underlying Fund	Maximum Allocation	Minimum Allocation
Ivy Emerging Markets Equity Fund	60%	10%
Ivy European Opportunities Fund	60%	10%
Ivy Global Growth Fund	60%	10%
Ivy Global Income Allocation Fund	60%	10%
Ivy International Core Equity Fund	60%	10%

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Effective January 1, 2015, the following is added prior to the last sentence of the first paragraph under the section entitled “Additional Information about Principal Investment Strategies, Other Investments and Risks — Ivy International Growth Fund:” on page 185:

Under normal circumstances, the Fund will allocate its assets among at least three different countries (one of which may be the United States).

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Effective January 1, 2015, the following replaces the last sentence of the second paragraph of the “Additional Information about Principal Investment Strategies, Other Investments and Risks — Ivy Managed International Opportunities Fund:” section on page 186:

Each underlying fund, in turn, invests in a diversified portfolio of foreign equity securities of issuers in developed as well as emerging markets, and, to a lesser extent, a mixture of investment grade bonds issued by foreign corporations and governments, and U.S. equity securities with respect to Ivy Emerging Markets Equity Fund, Ivy Global Growth Fund and Ivy Global Income Allocation Fund.

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Effective January 1, 2015, the Underlying Fund table in the “Additional Information about Principal Investment Strategies, Other Investments and Risks – Ivy Managed International Opportunities Fund:” section on page 186 is deleted and replaced with the following:

Underlying Fund	Maximum Allocation	Minimum Allocation
Ivy Emerging Markets Equity Fund	60%	10%
Ivy European Opportunities Fund	60%	10%
Ivy Global Growth Fund	60%	10%
Ivy Global Income Allocation Fund	60%	10%
Ivy International Core Equity Fund	60%	10%